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                                                                   EXHIBIT 10.34

                           [GENERAL MAGIC LETTERHEAD]



February 28, 2001


Mr. Danny B. Lange
11863 Shasta Spring Court
Cupertino, CA  95014

Dear Danny:

     This will confirm our agreement concerning the termination of your employment with General Magic, Inc. (sometimes also referred to as the "Company").

     Your employment as an officer and as the Chief Technical Officer of General Magic is hereby terminated, effective March 7, 2001 (the "Separation Date"). You agree to meet with me and/or my designee(s) immediately following execution of this letter agreement to transition all of your responsibilities, to provide full information regarding the current status of your efforts on behalf of General Magic, and to return any and all property of General Magic, including but not limited to all names and addresses in your possession of people who contacted you or were contacted by you in connection with the business of General Magic, all tangible property and equipment; and all notes, memos, correspondence, computer-recorded information and any other embodiment or reproduction (in whole or in part) of any Company confidential or proprietary information.

     For a period of twelve months from the date hereof, you will not, on behalf of yourself or any other person or entity, directly or indirectly (i) recruit or solicit any of the employees, contractors or service providers of the Company, or in any manner attempt to persuade any such person or entity to discontinue or in any way limit any relationship with the Company, (ii) induce any customer, partner or supplier of the Company to discontinue or in any way limit its relationship with the Company, (iii) disparage the Company, its business, products, services or employees, or (iv) make any public statement or statements to analysts or the press concerning General Magic, its business, prospects, products, services or employees (except to the effect that you and Adriana Chiocchi have plans to start a business, and that your relationship with the Company has been terminated on mutually agreeable terms), without in each case first obtaining written approval from General Magic.

     For a period of twelve months from the date hereof, General Magic will not, on behalf of itself or any other person or entity, directly or indirectly (i) recruit or solicit any employees, contractors or service providers retained by you, or in any manner attempt to persuade any such person or entity to discontinue or in any way limit any relationship with you, (ii) induce any customer, partner or supplier to discontinue or in any way limit its relationship with you, (iii) disparage you, or (iv) make any public statement or statements to analysts or the press concerning you (except to the effect that you and Adriana Chiocchi have plans to start a business, and that your relationship with the Company has been terminated on mutually agreeable terms), without in each case first obtaining written approval from you.

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Danny B. Lange
February 28, 2001
Page 2


     From the date hereof through and including the earlier of September 7, 2001, you will be compensated at your current base rate of pay, less all applicable state and federal payroll taxes, payable on ordinary Company payroll dates in accordance with Company policy and procedures then in effect. The Company shall be entitled to terminate such payment only in the event you breach those obligations arising under or acknowledged by you in this agreement, provided, however, that the Company shall give you ten (10) days written notice of, and an opportunity to cure, any such breach. Should you fail to cure the breach within the aforementioned period, the Company may thereupon, in its sole discretion, terminate payment hereunder.

     You hereby acknowledge and agree that, except as provided by this agreement, no further, additional or other sums, benefits or consideration are due and owing, or will hereafter become due and owing, to you in consideration of your employment with General Magic. Your Company stock options will cease vesting as of the Separation Date and your rights and obligations with respect thereto will be governed by your option agreement(s) and the applicable plan documents.

     You further acknowledge that the Proprietary Rights and Information Agreement, between you and General Magic, dated July 31, 1997, imposes obligations on you that survive the termination of your employment, and you hereby agree to honor such obligations.

     Except with respect to the obligations created by, acknowledged by, or arising out of this agreement, you, on behalf of yourself, your heirs, administrators, representatives, executors, successors and assigns, and each of them, hereby release General Magic, its current and former stockholders, directors, officers, employees, agents, attorneys, successors and assigns, and each of them (the "General Magic Released Parties") of and from any and all claims, actions and causes of action, whether now known or unknown, which you now have, ever had, or shall or may hereafter have against the General Magic Released Parties, or any of them, based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date you sign this letter agreement, including, but not limited to, any claims arising from or related to your employment with the Company or the termination of that employment, and any claims of breach of contract, wrongful termination, fraud, defamation, infliction of emotional distress or discrimination due to national origin, race, religion, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the California Fair Employment and Housing Act or any other applicable law. The foregoing release shall not extend to any right of indemnification you have or may have for liabilities arising from your actions within the course and scope of your employment for the Company.

     Except with respect to the obligations created by or arising out of this Agreement, General Magic, on behalf of itself, its current and former stockholders, directors, officers, employees, agents, attorneys, successors and assigns, and each of them, hereby releases you, your heirs, administrators, representatives, executors, successors and assigns, and each of them (the "Lange Released Parties"), from any and all claims, actions and causes of action, whether now known or unknown, which General Magic now has, ever had, or shall or may hereafter have against the Lange Released Parties, or any of them, based upon or arising out of any matter, cause, fact, thing, act or omission

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Danny B. Lange
February 28, 2001
Page 3


whatsoever occurring or existing at any time up to and including the date General Magic signs this letter agreement, provided, however, that the foregoing release shall not extend to claims that General Magic may have against the Lange Released Parties or any of them for breach of your obligations under the Proprietary Rights and Information Agreement executed by you on July 31, 1997.

     In connection with the foregoing general release, the parties each acknowledge that they have read and understand Section 1542 of the Civil Code of the State of California, which provides in full as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The parties hereby expressly waive and relinquish all rights and benefits that either has or may have under Section 1542 with respect to the release of unknown claims granted in this agreement. The parties acknowledge that either of them or their agents may hereafter discover facts or claims in addition to or different from those either now knows or believes to exist, but that each nevertheless intends to fully and finally settle all claims released herein.

     The parties further warrant and represent that neither has voluntarily, by operation of law, or otherwise, assigned or transferred to any other person or entity any interest in all or any portion of those matters released by this agreement.

     This agreement will be governed by and construed according to the laws of the State of California as such laws are applied to agreements entered into and to be performed entirely within California between California residents.

     The parties agree that in the event any claim or dispute arises between them based on or relating to the interpretation, performance or breach of this agreement, whether in tort, contract or otherwise, we shall attempt to resolve such claim or dispute first on an amicable basis through good faith discussions. If we are not able to resolve any dispute through good faith discussions within a reasonable period of time given the nature of the claim or dispute (not in any case to exceed 30 days), we hereby agree promptly to submit any such claim or dispute to non-binding mediation by JAMS ("JAMS") in San Jose, California. Neither party nor the mediator shall disclose the existence, content or results of any mediation hereunder without the prior written consent of all parties.

     If any provision of this agreement, or the application thereof, shall for any reason and to any extent be held invalid or unenforceable under any applicable law by an arbitrator or a court of competent jurisdiction, the remainder of this agreement shall be interpreted so as best to reasonably effect the intent of the parties hereto. We further agree to replace any such invalid or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

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Danny B. Lange
February 28, 2001
Page 4


     This agreement, together with the Proprietary Rights and Information Agreement between you and General Magic dated July 31, 1997, constitute the entire understanding and agreement between you and General Magic with respect to the subject matter contained herein and therein, and supersede any prior negotiations, agreements and understandings, whether written or oral, with respect thereto.

     Any waiver, modification or amendment of any provision of this agreement shall be effective only if in writing and signed by the parties hereto.

     This Agreement is not assignable by either party, except that General Magic may assign it in connection with an acquisition, merger, consolidation or sale of all or substantially all of the assets of the Company. In the event of any such merger or transfer of assets, the surviving corporation or the transferee of General Magic's assets shall be bound by and shall have the benefit of the provisions of this agreement, and General Magic shall take all actions necessary to insure that any such corporation or transferee is bound by the provisions of this agreement.

     If the provisions of this letter accurately set forth our understanding, please acknowledge your agreement by signing the enclosed copy of this letter and returning it to me.


                                       Sincerely,

                                       /s/ KATHLEEN M. LAYTON
                                       ------------------------------
                                       Kathleen M. Layton




ACKNOWLEDGED AND AGREED:


/s/ DANNY B. LANGE
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Danny B. Lange

Date: 3/13/01
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